Exhibit 99.1

Investor Contact:	Media Contact:
Karen Breen	KCHiggins
303-397-8592	303-397-8325
TeleTech Reports Record Fourth Quarter Results
Fourth Quarter Revenue Grows 10.7 Percent to a Record $337 Million
EPS Grows 114 Percent to 30 Cents
Operating Income Increases 177 Percent and Operating Margin Expands to 8.6 Percent
Englewood, Colo., February 7, 2007 — TeleTech Holdings, Inc. (NASDAQ: TTEC), one of the largest global business process outsourcing (BPO) providers with a customer management focus, today announced financial results for the fourth quarter and fiscal year ended December 31, 2006. The Company also filed its Annual Report on Form 10-K with the Securities and Exchange Commission for the fourth quarter and year ended December 31, 2006.
TeleTech reported record fourth quarter 2006 revenue of $336.7 million, the highest quarterly revenue in TeleTech’s history and a 10.7 percent increase over the year-ago quarter. Revenue in TeleTech’s North American and International BPO segments grew 16.0 percent over the year-ago quarter and represented 98 percent of consolidated fourth quarter revenue.
Revenue from services performed for clients in offshore locations grew approximately 40 percent to $400 million in 2006 and represented 33 percent of total revenue. TeleTech currently provides offshore services from seven countries including Argentina, Brazil, Canada, India, Malaysia, Mexico and the Philippines and believes it has the largest and most geographically diverse offshore footprint of any global BPO provider with a customer management focus. TeleTech is currently expanding into two new emerging markets that will exclusively provide offshore services and has plans to continue select expansion into other attractive offshore markets.
Income from operations in the fourth quarter 2006 increased 177 percent to $28.9 million from $10.4 million in the year-ago quarter. Income from operations in the International BPO segment increased $13.1 million to $3.4 million compared to an operating loss of ($9.7) million in the year-ago quarter.
TeleTech exceeded its fourth quarter 2006 operating margin goal of 7 to 8 percent, reporting an 8.6 percent operating margin compared to 3.4 percent in the year-ago quarter. The North American and International BPO segments combined had an operating margin of 10.0 percent. Stock option expense included in income from operations for the current quarter was $1.9 million which lowered operating margin by 56 basis points.
Fully diluted earnings per share in the fourth quarter 2006 was 30 cents, up from 14 cents in the year ago quarter. The current quarter EPS included a $3.3 million (5 cents per share) tax expense reduction related to recording the benefit of certain tax loss carry forwards.
Earnings before interest, taxes, depreciation and amortization (EBITDA) in the fourth quarter 2006 was $43.5 million or 12.9 percent of revenue, an 86.8 percent increase over the year-ago quarter. Please refer to the discussion of Non-GAAP financial measures below.
Capacity utilization in our multi-client delivery centers grew to 80 percent at the end of 2006, up from 72 percent at the end of 2005.
Return on invested capital, defined as earnings before interest and taxes (EBIT) divided by average shareholders’ equity, was 21.4 percent at the end of 2006 up from 10.2 percent at the end of 2005.

EXECUTIVE COMMENTARY
“We are extremely pleased that TeleTech delivered another quarter of strong financial performance. This is our fifth consecutive quarter of double-digit revenue growth driven by our expanding array of service offerings, vertical industry expertise and global delivery capabilities. Our revenue growth this quarter was combined with significant improvement in profitability as income from operations increased 177 percent,” said Kenneth Tuchman, chairman and chief executive officer. “This solid performance is the result of our outstanding global workforce and our carefully planned investments in proprietary technology and best operating practices to further position TeleTech as the premier global outsourcing partner in the minds of our clients. As we begin the year, we are focused on achieving both our 2007 and 2008 financial goals through continued top line growth and improving profitability.”
FOURTH QUARTER 2006 BUSINESS HIGHLIGHTS
Strong Revenue and Operating Margin
•	Revenue in TeleTech’s North American BPO segment grew 17.0 percent to $238.7 million over the prior year quarter. Operating income in this segment grew 39.0 percent to $29.7 million and operating margin grew to 12.4 percent.

•	Revenue in TeleTech’s International BPO segment grew 13.5 percent to $91.8 million over the prior year quarter with an operating margin of 3.7 percent.

•	TeleTech’s improved financial results were attributable to solid performance in its North American and International BPO segments resulting from growth in new and existing client programs, continued expansion of business in offshore locations, and ongoing profit improvement initiatives.
Solid Balance Sheet Continues to Fund Organic Growth and Share Repurchase Program
•	As of year-end, TeleTech had cash and cash equivalents of $60.5 million and total debt to equity of 20 percent.

•	TeleTech generated $7.8 million of free cash flow in the fourth quarter compared to negative free cash flow of ($22.1) million in the year-ago quarter.

•	Capital expenditures were $14.3 million in the fourth quarter, up from $10.8 million in the year-ago quarter. Approximately 70 percent of this quarter’s capital expenditures were related to growth in offshore locations with the balance for maintenance capital.

•	TeleTech repurchased $1.9 million of common stock in the fourth quarter, bringing its total purchases of common stock to $16.6 million during 2006. Approximately $49.3 million remained under the repurchase program as of year-end.
Business Outlook
•	For 2007, TeleTech estimates revenue will grow approximately 15 percent over 2006 as it focuses on achieving its previously stated goal of reaching a $1.5 billion revenue run-rate by the fourth quarter 2007. Furthermore, TeleTech estimates fourth quarter 2007 operating margin will increase to 10 percent, excluding unusual charges, if any.

•	For 2008, TeleTech estimates revenue will grow between 12 and 15 percent and operating margin will improve by approximately 200 basis points over 2007.
SEC FILINGS
The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.
CONFERENCE CALL
TeleTech executive management will hold a conference call to discuss fourth quarter 2006 financial results on Wednesday, February 7, 2007, at 5:00 p.m. Eastern Time. You are invited to join a live webcast of the call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay of the call will be available on the TeleTech website through Wednesday, February 21, 2007.
NON-GAAP FINANCIAL MEASURES
To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following non-GAAP financial measures: EBITDA, EBIT, Free Cash Flow and Non-GAAP EPS. TeleTech believes that providing these non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision-making and allows investors to see TeleTech’s results “through the eyes” of management.

TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. The presentation of these financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures is available in the financial tables attached to this press release and in its SEC filings.
ABOUT TELETECH
Our 25 year history has enabled TeleTech to become one of the largest global providers of onshore, offshore and work-from-home business process outsourcing (BPO) services with a customer management focus. TeleTech helps Global 1000 companies sustain and enhance their strategic capabilities, improve quality and lower costs by designing, implementing and managing their critical front and back office processes. We provide 24 x 7, 365 day, fully integrated global solutions that span people, process, proprietary technology and infrastructure for clients and governments in the automotive, broadband, cable, financial services, healthcare, logistics, media and entertainment, retail, satellite, technology, travel, wireline and wireless industries. TeleTech has one of the largest and most globally diverse footprints of any public provider with 47,000 employees in 17 countries on four continents. For additional information, visit www.teletech.com.
FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements that involve risks and uncertainties. The projections and statements contained in these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. All statements not based on historical fact are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, following are important factors that could cause our actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to the following: our belief that we are continuing to see strong demand for our services and that sales cycles are shortening; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients in order to achieve our Business Outlook; estimated revenue from new, renewed, and expanded client business as volumes may not materialize as forecasted or be sufficient to achieve our Business Outlook; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO and customer management market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to execute our growth plans, including sales of new services (such as TeleTech OnDemand™); our ability to achieve our year-end 2007 and 2008 financial goals, including those set forth in our Business Outlook; achieving continued profit improvement in our International Business Process Outsourcing (BPO) operations; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of additional asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; the possibility of future impairments and / or restructuring charges in our Database Marketing and Consulting segment; our ability to find cost effective delivery locations, obtain favorable lease terms, and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, pandemic or terrorist-related events; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that impacts the BPO and customer management industry.
PLEASE REFER TO THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, FOR A DETAILED DISCUSSION OF FACTORS DISCUSSED ABOVE AND OTHER IMPORTANT FACTORS THAT MAY IMPACT THE COMPANY’S BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, AND CASH FLOWS. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT ACTUAL RESULTS OR CHANGES IN FACTORS AFFECTING SUCH FORWARD-LOOKING STATEMENTS.
###

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenue	$336,737	$304,155	$1,211,297	$1,086,673
Operating Expenses:
Cost of services	238,779	232,166	885,602	812,174
Selling, general and administrative	54,094	45,534	199,226	182,262
Depreciation and amortization	14,736	12,680	51,429	53,317
Restructuring charges, net	175	1,193	1,630	2,673
Impairment losses	87	2,174	565	4,711

Total operating expenses	307,871	293,747	1,138,452	1,055,137

Income From Operations	28,866	10,408	72,845	31,536
Other income (expense)	(439)	(182)	(4,459)	680

Income Before Income Taxes and Minority Interest	28,427	10,226	68,386	32,216
Provision for income taxes	6,787	(688)	14,676	2,516

Income Before Minority Interest	21,640	10,914	53,710	29,700
Minority interest	(209)	(829)	(1,868)	(1,542)

Net Income	$21,431	$10,085	$51,842	$28,158

Net Income Per Share:
Basic	$0.31	$0.14	$0.75	$0.39

Diluted	$0.30	$0.14	$0.73	$0.38

Income From Operations Margin	8.6%	3.4%	6.0%	2.9%
Net Income Margin	6.4%	3.3%	4.3%	2.6%
Effective Tax Rate after Minority Interest	24.1%	(7.3)%	22.1%	8.2%
Weighted Average Shares Outstanding
Basic	69,798	69,646	69,184	72,121
Diluted	71,777	70,711	70,615	73,631

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenue:
North American BPO	$238,680	$203,951	$814,963	$678,803
International BPO	91,829	80,881	356,106	325,038
Database Marketing and Consulting	6,228	19,323	40,228	82,832

Total	$336,737	$304,155	$1,211,297	$1,086,673

Income (Loss) From Operations:
North American BPO	$29,684	$21,362	$86,642	$62,675
International BPO	3,370	(9,733)	1,583	(21,814)
Database Marketing and Consulting	(4,188)	(1,221)	(15,380)	(9,325)

Total	$28,866	$10,408	$72,845	$31,536

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$60,484	$32,505
Accounts receivable, net	237,353	207,090
Other current assets	63,307	58,292

Total current assets	361,144	297,887
Property and equipment, net	156,047	133,635
Other assets	141,525	90,650

Total assets	$658,716	$522,172

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$182,015	$160,915
Other noncurrent liabilities	107,417	61,339
Minority interest	5,877	6,544
Total stockholders’ equity	363,407	293,374

Total liabilities and stockholders’ equity	$658,716	$522,172

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2005	2006	2005
Reconciliation of EBIT & EBITDA:
Net Income	$21,431	$10,085	$51,842	$28,158
Interest income	(859)	(342)	(2,209)	(2,789)
Interest expense	1,452	1,579	5,943	3,510
Provision for income taxes	6,787	(688)	14,676	2,516

EBIT	$28,811	$10,634	$70,252	$31,395
Depreciation and amortization	14,736	12,680	51,429	53,317

EBITDA	$43,547	$23,314	$121,681	$84,712
Reconciliation of Free Cash Flow:
Cash Flow From Operating Activities:
Net income	$21,431	$10,085	$51,842	$28,158
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	14,736	12,680	51,429	53,317
Other	(14,045)	(34,011)	(8,537)	(39,989)

Net cash provided by (used in) operating activities	$22,122	$(11,246)	$94,734	$41,486

Total Capital Expenditures	14,309	10,843	65,528	37,606

Free Cash Flow	$7,813	$(22,089)	$29,206	$3,880

Reconciliation of Non-GAAP EPS:
GAAP Net Income	$21,431	$10,085	$51,842	$28,158
Less: tax benefit from reversal of deferred tax valuation allowance	(3,247)	(2,696)	(8,413)	(12,617)
Plus: one-time, tax expense from repatriation of foreign monies under the American Jobs Creation Act of 2004	—	—	—	3,935

Non-GAAP Net Income	$18,184	$7,389	$43,429	$19,476
Diluted shares outstanding	71,777	70,711	70,615	73,631
Non-GAAP Net Income per Diluted Share	$0.25	$0.10	$0.62	$0.26